UNITED STATES

SECURITIES AND EXCHANGE COMMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2018

BUSINESS FIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Louisiana	333-200112	20-5340628
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Laurel Street, Suite 101 Baton Rouge, Louisiana		70801
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (225) 248-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 40 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                       ☒

5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2018, Business First Bancshares, Inc. (“Business First”) formally appointed Jack E. Byrd, Jr. to fill a vacant directorship on its Board of Directors. Mr. Byrd’s initial term will expire at the 2018 annual meeting of the shareholders of Business First. Mr. Byrd was appointed as an advisory director to Business First on January 1, 2018, and also currently serves as a director of Business First’s wholly-owned banking subsidiary, Business First Bank.  Mr. Byrd will not serve on any committees of the Board of Directors of Business First.

Mr. Byrd serves as a director for Business First and Business First Bank, and also as Chairman of the Northwest Louisiana Region for Business First Bank. Mr. Byrd’s career began with over 20 years as a practicing certified public accountant, and his banking career began in 1987 when he was named President of Minden Building & Loan Association. In 1989, Mr. Byrd was named President of Minden Bank and Trust and served in that capacity until 1999, when it was merged with Regions Bank. Mr. Byrd served as President of North Louisiana for Regions Bank from 1999 to 2007, where he oversaw 30 branch offices. After his time with Regions Bank, Mr. Byrd returned to what was now MBL Bank as Chairman of the Board, President and CEO until its acquisition by Business First in 2018. Mr. Byrd’s extensive banking experience throughout North Louisiana, including in executive leadership positions, and understanding of financial accounting provides our board with valuable insight and knowledge.

Mr. Byrd was appointed to the Board of Directors pursuant to the terms of the Agreement and Plan of Reorganization by and among Business First, Minden Bancorp, Inc., (“MBI”) and BFB Acquisition Company, dated as of October 5, 2017, pursuant to which Business First acquired MBI, as previously disclosed on the Current Report on Form 8-K filed by Business First on October 12, 2017 and Exhibit 2.1 thereto, which are incorporated herein by reference.

Mr. Byrd previously was appointed as Business First Bank’s Chairman of Northwest Louisiana Region on January 1, 2018, pursuant to the terms of an employment agreement, dated October 5, 2017, between Business First Bank and Mr. Byrd, which was conditioned upon and effective at closing of the acquisition of MBI. The employment agreement provides for a term of two years and may be renewed for additional one-year periods upon the mutual agreement of the parties. Under the terms of the employment agreement, Mr. Byrd will receive a base salary of $260,000 per year and will be eligible to earn an annual bonus payment pursuant to an annual incentive bonus program of not less than 40% or more than 80% of Mr. Byrd’s base salary. Mr. Byrd is also eligible to participate in the employee benefit plans sponsored by us. During the two-year period following the expiration or termination of the employment agreement, Mr. Byrd has agreed to certain non-solicitation and non-competition terms that inure to the benefit of Business First Bank. The employment agreement also contains other customary covenants and conditions.

Except as described above, Mr. Byrd is not a party to any transaction with Business First that would require disclosure under Item 404(a) of Regulation S-K, and no arrangement or understanding exists between Mr. Byrd and any other person pursuant to which Mr. Bryd was selected as a director of Business First.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Business First cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger of Business First and MBI, including future financial and operating results; Business First’s plans, objectives, expectations and intentions and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the risk that the businesses will not be integrated successfully; (ii) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (iii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (iv) the diversion of management time on merger-related issues; and (v) other factors which Business First discusses or refers to in the “Risk Factors” section of its most recent Annual Report on Form 10-K filed with the Commission. Each forward-looking statement speaks only as of the date of the particular statement and Business First undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 15, 2018

Business First bancshares, inc.

By:	/s/ David R. Melville, III
David R. Melville, III
President and Chief Executive Officer